EXHIBIT 5.1

                               Wynne B. Stern, Jr.
                                 Attorney At Law
                          56 Harrison Street, Suite 501
                             New Rochelle, NY 10801


                                                  April 18, 2005


PrimeCare Systems, Inc.
56 Harrison Street 5th Floor
New Rochelle, New York 10801

Attn: Edward C. Levine

          Re: PrimeCare Systems, Inc. (the "Company")
              Registration Statement on Form SB-2

Gentlemen:

          At your request, we have examined the form of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC") on or about April ,2005, (the"Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 69,901,120 shares of its common stock,$.001 par value per share (the "Stock"). In rendering the following opinion, we have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. ln our examinations we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

      1.    Certificate of Incorporation of the Company, as amended to date.

      2.    By-Laws of the Company, as amended to date.

      3.    Resolutions adopted by the Board of Directors of the Company.

      4.    The Company's most recent Annual Report

      5.    The Company's most recent Quarterly Report

      6.    Certain corporate books and records.

      7.    Officer and Director representation letters.

         We have not undertaken, and do not intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

         Based on the foregoing, it is our opinion that the Stock, to the extent authorized, if and when issued, subject to the effectiveness of the Registration Statement and compliance with applicable blue sky laws, will be, duly and validly authorized, fully-paid and non assessable.

         We express no opinion as to compliance with the securities or "blue sky"laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock. We hereby Consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission, or under any state or other jurisdictions' securities act for purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence this opinion (i) is addressed solely to you; (ii) may not be relied

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upon by any other party; (iii) covers only matters of Federal law, and nothing in this opinion shall be deemed to apply any such opinion to the laws of any other jurisdiction; (iv) may not be quoted or reproduced or delivered by you to any other person; and (v) may not be relied upon by you, or by anyone else, for any other purpose whatsoever. Nothing herein shall be deemed to relate to, or constitute, an opinion concerning any matters not specifically set forth above.

         By giving you this opinion and consent, we do not admit that we are an expert with respect to any part of the Registration Statement or any Prospectus within the meaning of the term "expert" as used in Section 7 of the Securities Act of l933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

         The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Wynne B. Stern, Jr.
                                                     -----------------------
                                                         Wynne B. Stern, Jr.